LEASE AGREEMENT BETWEEN




                             EsNET PROPERTIES, L.C.,
                      A Utah limited liability Company, as


                                    Landlord



                                       and



                       Online Investor Advantage, Inc., as


                                     Tenant









                               DATED May 25 ,1999

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (THIS "LEASE") is enter as of the 25 day of May, 1999 by, between and among EsNET PROPERTIES, L.C., a Utah limited liability company, as Landlord, and Online Investors Advantage Inc., as Tenant.

                             ARTICLE 1: DEFINITIONS.

     The definitions of certain of the capitalized terms used in this Lease are set forth in the Glossary of Defined terms attached as Exhibit A and by this reference made a part hereof

                               ARTICLE 2: PREMISES

     Subject to the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately Three Thousand, Three Hundred, Forty (3,340) square feet of Net Rentable Area in the Building, which space is outlined on the floor plan attached hereto as Exhibit B and by this reference made a part hereof (the "Premises"). In connection with such demise, Landlord hereby grants to Tenant the non-exclusive right to use during the Term all Common Areas designed for the use of all tenants in the Building, in common with all tenants in the Building and their invitees, for the purposes for which the common Areas are designed and in accordance with the requirements of this Lease and all Legal Requirements. By occupying the Premises, Tenant Accepts the Premises as being suitable for Tenant's intended use of the Premises.

                                 ARTICLE 3: TERM

     The Term of this Lease shall commence on the Commencement Date (which is scheduled to be August 1, 1999) and shall expire at 5:00 p.m. on July 20, 2004, unless earlier terminated as provided herein (the "Term".

                                 ARTICLE 4: USE

     Tenant shall occupy and use the Premises solely for lawful, general business office purposes in strict compliance with the Building Rules and Regulations from time to time in effect and all other Legal Requirements. Tenant shall not use or occupy the Premises for any other use or purpose without the prior written consent of Landlord, which consent can be withheld by Landlord in Landlord's sole discretion.

                                 ARTICLE 5: RENT

     5.1 Base Rent.

     In consideration of Landlord's leasing the Premises to Tenant, Tenant shall pay to Landlord, as "Base Rent" for the Premises, the following amounts:

                               MONTHLY                             ANNUAL
    TERM                       AMOUNT                              AMOUNT
    ---------------------------------------------------------------------------
    Year 1                     Annual Letter of Credit             $75,264.90
                               -----------------------             ----------
    Year 2                     $4,156.91                           $49,882.90
                               ---------                           ----------
    Year 3                     $4,281.62                           $51,379.39
                               ---------                           ----------
    Year 4                     $4,410.06                           $52,920.77
                               ---------                           ----------
    Year 5                     $4,542.37                           $54,508.39
                               ---------                           ----------

     5.2 Additional Rent. For purposes of this Lease, Tenant's "Additional Rent" for any Fiscal Year (or portion thereof) shall mean the product of (a) Net Rentable Area of the Premises multiplied by (b) the Operating Expenses, divided by the Net Rentable Area of the Building, all as applicable for the period in question. By the Commencement Date, Landlord shall estimate the Additional Rent to be due by Tenant for the balance of the Fiscal Year in which the Commencement Date occurs. Thereafter, unless Landlord delivers to Tenant a revision of the estimated Additional Rent Tenant shall pay to Landlord, coincident with Tenant's payment of Base Rent an amount equal to the estimated Additional Rent for the remainder of such year divided by the number of months remaining in such year. From time to time during any Fiscal Year, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant for that Fiscal Year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimation so that, by the end of the Fiscal Year, Tenant shall have paid all of the additional Rent as estimated by Landlord. After the conclusion of each Fiscal Year during the Term, and after the termination or expiration of the Term, Landlord shall deliver to Tenant a statement of actual Additional Rent due by Tenant for the Fiscal Year (or, with respect to termination or expiration, the portion of the Fiscal Year) just ended. Within thirty (30) days thereafter, Tenant shall pay to Landlord or Landlord shall credit against the next installment of Additional Rent due by Tenant (or Landlord shall refund to Tenant, if the Term has expired and all payments due by Tenant to Landlord have been paid in full) the difference between the actual Additional Rent due for such year and the estimated Additional Rent paid by Tenant during such year. Tenant may review, at Tenant's expense and after giving twenty (20) days prior written notice to Landlord, Landlord's records relating to Operating Expenses for any periods within two Fiscal Years prior to the review, provided, however, no review or audit shall extend to periods of time preceding the Commencement Date. In lieu of allowing Tenant to review Landlord's records under this Section 5.2, Landlord may deliver to Tenant a report of the Operating Expenses prepared by a certified public accountant which report shall be conclusive for purposes of this Lease.

     5.3 Parking Charge. Tenant shall at all times during the Term lease from Landlord Zero (0) unassigned automobile parking spaces in the Parking Facility, at a cost of Forty Dollars ($40.00) per month per space. Contemporaneously with the payment of the first installment of Rent, Tenant shall pay to Landlord as Additional Rent the product of the number of parking spaces multiplied Forty Dollars ($40.00) for the access cards needed to gain access to the Parking Facility.

     5.4 Payment of Rent. Except as otherwise expressly provided in this Lease, all Rent shall be due in advance monthly installments on the first day of each calendar month during the Term. Rent shall be paid to Landlord at its address recited in Section 27.7, or to such other person or at such other address as Landlord may from time to time designate in writing. Rent shall be paid without notice, demand, abatement, deduction or offset in legal tender of the United States of America. If the Term commences or ends on other than the first or the last day of a calendar month, the Rent for the partial month shall be prorated on the basis of the number of days during such month for which the Term was in effect. If the Term commences or ends on other than the first or the last day of a Fiscal Year, the Additional Rent for the partial Fiscal Year shall be prorated on the basis of the number of days during the Fiscal Year for which the Term was in effect.

     5.5 Delinquent Payments and Handling Charge. All Rent and other payments required of Tenant hereunder shall bear interest from the date due until the date paid at the rate of interest specified in Section 27.13. In addition to interest, if any such Rent or other payment is not received within ten (10) days from the date it is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of the amount of such Rent or other payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this
Section 5.5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum rate of interest allowable under applicable law.

     5.6 Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord's option, to the last permitted assignee of Tenant's interest under this Lease) after the expiration of the Term, or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Article 26 if, at such time, Tenant is not in default under this Lease. If - ' Landlord's interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord's successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord's own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to timely-pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of the Lease Until tenant has paid the full Tenant's Operating Expenses for the Fiscal Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid Rent, and shall not be applied by Tenant to the Rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such terminations shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease.

                   ARTICLE 6:  CONSTRUCTION OF IMPROVEMENTS.


     6.1 General. Subject to events of Force Majeure, Landlord shall install, furnish, perform, and apply, at its expense, the Landlord's Work as specified in the Work Letter. performance of the Landlord's Work shall constitute Landlord's sole construction obligation to Tenant under this Lease.

     6.2 Access by Tenant Prior to Landlord's Work Completion Date. Provided that Tenant obtains and delivers to Landlord the certificates of policies of insurance called for in Section 17.1, Landlord, in its sole discretion, may permit Tenant and its employees, agents, contractors and suppliers to enter the Premises before the Landlord's Work Completion Date (and such entry alone shall not constitute Tenant's taking possession of the Premises for the purpose of
Section 6.3), to prepare the Premises for Tenant's occupancy. Tenant and each other person or firm who or which enters the Premises before the Landlord's Work Completion Date shall conduct itself so as to no interfere with Landlord or other occupants of the Building. Landlord may withdraw any permission granted under this Section 6.2 upon twenty-four (24) hours' notice to Tenant if Landlord, in its sole discretion, determines that any such interference has been or may be caused. Any prior entry shall be under all the terms of this Lease (other than the obligation to pay Base Rent and Additional Rent) and at Tenant's sole risk. Landlord shall not be liable in any way for personal injury, death or property damage (including damage to any personal property which Tenant may bring into, or any work which Tenant may perform in, the Premises) which may occur in or about the Complex by Tenant or such other person or firm as a result of any prior entry.

     6.3 Commencement Date; Adjustments to Commencement Date. For purposes of this Lease, the "Commencement Date" shall mean the earliest of (a) the date on which Landlord substantially completes the Landlord's Work and tenders possession of the Premises to Tenant, (b) the date on which Landlord would have substantially completed the Landlord's work and tendered possession of the Premises to Tenant but for (i) the delay or failure of Tenant to furnish information or other matters required in the Work Letter, (ii) Tenant's request for changes in the plans or non-Building Standard items, or (3) any other action or inaction of Tenant, or any person or firm employed or retained by Tenant, or
(c) the date on which Tenant takes possession of the Premises. If by the scheduled Commencement Date specified in Article 3, the Landlord's Work has not been substantially completed, and such failure to substantially complete renders the Premises unsuitable for the commencement of Tenant's business on the

Premises as reasonably determined by Landlord, then the Commencement Date (and the commencement of payment of Base Rent and Additional Rent) shall be postponed until the Landlord's Work is substantially completed as reasonably determined by Landlord or until possession of the Premises is tendered to Tenant, as the case may be. Such postponement shall extend the scheduled expiration of the Term for a number of days equal to the postponement. The postponement of the payment of Base Rent and Additional Rent under this Section 6.3 shall be Tenant's exclusive remedy for Landlord's delay in completing the Landlord's Work or tendering possession of the Premises to Tenant.

                  ARTICLE 7: SERVICE TO BE FURNISHED BY LANDLORD

     7.1 General. Subject to applicable Legal Requirements, the provisions of this Lease, and Tenant's performance of its obligations hereunder, Landlord shall use all reasonable efforts to furnish the following services:

          (a) Air conditioning and heating to the Premises during Building Operating Hours, at such temperatures and in such amounts as are considered by Landlord to be suitable and standard (thus excluding air conditioning or heating for electronic data processing or other specialized equipment). Air conditioning and heating of any areas which require special treatment because of excessive heat from machines, lights, or other sources, shall, upon Landlord's written consent, be installed and paid for by Tenant and the additional electrical consumption paid for by the Tenant at the then current utility rate. I

          (b) Hot and cold water at those points of supply common to all floors for lavatory and drinking purposes only.

          (c) Janitorial services shall be provided by Landlord in the manner stated in the attached Exhibit C entitled "Janitorial Services", which by this reference is incorporated as part of this Lease. Janitorial Services shall be provided in the evening, Monday through Friday, and shall be of the same quality as other first class buildings. These services shall be provided to the Premises and all common areas in the Building.

          (d) Elevator service during Building Operating Hours, if necessary, to provide access to and egress from the Premises.

          (e) Electricity (for normal business usage) for wall plugs 24 hours per day and for lighting during Building Operating Hours. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. To insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, connect any additional fixtures, equipment, or appliances (other than lamps, typewriters and similar small office machines or personal computers which singly consume not more than 0.5 kilowatts per hour at rated capacity and use a voltage of 120 volts single phase) to the Building's electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Commencement Date. Should Landlord grant such consent, and should such additional capacity exceed 4.5 watts per square foot of Net Rentable Area of the Premises, all additional risers or other equipment required therefore, shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Base Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by landlord; that is, the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment.

          (f) Replacement of fluorescent lamps in Building Standard light fixtures installed by Landlord and of incandescent bulbs or fluorescent lamps in all public rest rooms, stairwells and other Common Areas in the Building

 If any of the services described above or elsewhere in this Lease are interrupted, Landlord shall use reasonable diligence to promptly restore the same. However, neither the interruption nor cessation of such services, not the failure of Landlord to restore same, shall render Landlord liable for damages to person or property, or be construed as an eviction of Tenant, or work an abatement of Rent or relive Tenant from fulfilling any of its other obligations hereunder. If not previously installed, Landlord may cause an electric and/or water meter(s) to be installed in the Premises in order to measure the amount of electricity and/or water consumed for any such use.

     7.2 After Hours Heating, Air Conditioning, and Lighting. Heating, lighting, and air conditioning shall be provided to the Premises by Landlord during times other than Building Operating Hours upon the request of Tenant; provided, however, that Tenant shall pay Landlord the actual cost of providing such additional services. Tenant shall request service(s) for hours other than Building Operating Hours by telephoning Building Management 24-hours prior to the time such service is desired.

     7.3 Keys. Landlord shall furnish Tenant, at Landlord's expense, with two keys, and at Tenant's expense with such additional keys as Tenant may request, to unlock each corridor door entering the Premises. Tenant shall not install, or permit to be installed, any additional lock on any door into or in the Premises or make, or permit to be made, an duplicates of keys to the Premises. Landlord shall be entitled at all times to possession of a duplicate of all keys to all doors to or inside of the Premises. All keys referred to in this Section 7.3 shall remain the property of the Landlord. Upon the expiration or termination of the Term, Tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all locks on all safes, cabinets, and vaults which will remain in the Premises. Landlord shall be entitled to install, operate and maintain security systems in or about the Premises and the Complex which monitor, by closed circuit television or otherwise, all persons leaving or entering the Complex, the Building and the Premises.

     7.4 Tenant Identity. Landlord shall provide and install, in Building Standard graphics, letters or numeral identifying Tenant's name and suite number on entrance doors to the Premises. Without Landlord's prior written consent no other signs, numerals, letters, graphics, symbols, or marks identifying Tenant shall be placed on the exterior, or in the interior if they are visible from the exterior, of the Premises. Landlord shall install up to one (1) directory strip for each three thousand (3,000) square feet of Net Rentable Area in the Premises, listing the name(s) and suite number(s) of Tenant on the Building directory board to be placed in the main lobby of the Building. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from the outside of the Premises, or elsewhere on the Complex, any sign decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord's written approval. Landlord may, at Tenant's cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with all Legal Requirements. At Tenant's sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted sips and repair any damage caused by such removal.

     7.5 Charges. Tenant shall pay to Landlord monthly as billed, as Additional Rent, such charges as may be separately metered or as Landlord may compute for
(a) any utility services utilized by Tenant for computers, data processing equipment or other electrical equipment in excess of that agreed to be furnished by Landlord pursuant to Section 7.1(e), (b) lighting installed in the Premises in excess of Building Standard lighting, (c) air conditioning heating and other services in excess of that stated in Section 7. 1 (a) or provided at times other than Building Operating Hours, and (d) janitorial services required with respect to non-Building Standard Items within the Premises. Landlord may elect to estimate the charges to be paid by Tenant under this Section 7.5 and bill such charges to Tenant monthly in advance, in which event Tenant shall promptly pay the estimated charges. When the actual charges are determined by Landlord, and appropriate cash adjustment shall be made between Landlord and Tenant to account for any underpayment or overpayment by Tenant.

     7.6 Operating Hours. Subject to Building Rules and Regulations and such security standards as Landlord may from time to time adopt, the Building shall be open to the public during the Building Operating Hours and the Premises shall be open to Tenant during hours other than Building Operating Hours.

                             ARTICLE 8: REPAIR AND MAINTENANCE

     8.1 By Landlord. Landlord shall maintain the Building, excepting the Premises and portions of the Building leased by persons not affiliated with Landlord, in a good and operable condition, and shall make such repairs and replacements as may be required to maintain the Building in such condition. This
Section 8.1 shall not apply to damage resulting from a Taking (as to which Article 14 shall apply), or damage resulting from a casualty (as to which
Section 15.1 shall apply), or to damage for which Tenant is otherwise responsible under this Lease.

     8.2 By Tenant. Tenant, at Tenant's sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors, and locks, furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair, and in a clean, safe, operable, attractive and sanitary condition. Tenant will not commit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Complex caused by Tenant or Tenant's agents, contractors or invitees. If Tenant fails to make such repairs or replacements, Landlord may make the same at Tenant's cost. Such cost shall be payable to Landlord by Tenant on demand as Additional Rent. All contractors, workmen, artisans and other persons which or whom Tenant proposes to retain to perform work in the Premises (or the Complex, pursuant to the second sentence of this Section) pursuant to this Section 8.2 or Article 11 shall be approved by Landlord prior to the commencement of any such work.

                      ARTICLE 9: TAXES ON TENANT'S PROPERTY

     Tenant shall be liable for and shall pay, before they become delinquent, all taxes and assessments levied against any personal property placed by Tenant in the Premises (even if same becomes a fixture by operation of law or the property of Landlord by operation of this Lease), including any additional
Impositions which may be assessed, levied, charged or imposed against Landlord or the Building by reason of non-Building Standard Items in the Premises. Tenant may withhold payments of any taxes and assessments described in this Article 9 so long as Tenant contests its obligation to pay in accordance with applicable law and non-payment thereof does not pose a threat of loss or seizure of the Building or any interest of Landlord therein.

                         ARTICLE 10: TRANSFER BY TENANT.

     10.1 General. Without the prior written consent of Landlord, Tenant shall not effect or suffer any Transfer. Any attempted Transfer without such consent shall be void. If Tenant desires to effect a Transfer, it shall deliver to Landlord written notice thereof in advance of the date on which Tenant proposes to make the Transfer, together with all the terms of the proposed Transfer and the identity of the proposed Transferee. Landlord shall have thirty (30) days following receipt of the notice and information within which to notify Tenant in writing whether Landlord elects (a) to refuse to consent to the Transfer and to terminate this Lease as to the space proposed to be Transferred as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space, (b) to refuse to consent to the Transfer and to continue this Lease in full force as to the entire Premises, or (c) to permit Tenant to effect the proposed Transfer. If Landlord fails to notify Tenant of its election within said thirty (30) day period, Landlord shall be deemed to have elected the option specified in Section 10.1 (b). The consent by Landlord to a particular Transfer shall not be deemed a consent to any other Transfer. If a Transfer occurs without the prior written consent of Landlord as provided herein, Landlord may nevertheless collect rent from the Transferee and apply the net amount collected to the Rent payable hereunder, but such collection and application shall not constitute a waiver of the provisions hereof or a release of Tenant from the further performance of its obligations hereunder. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether such obligation arises prior to or after such consent.

     10.2 Conditions. The following, conditions shall automatically apply to each Transfer, without the necessity of same being stated or referred to in Landlord's written consent:

          (a) Tenant shall execute, have acknowledged and deliver to Landlord, and cause the Transferee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (1) the Transferee adopts this Lease and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, as to the space Transferred to it, (2) the Transferee grants Landlord an express first and prior security interest all its personal property brought into the transferred space to secure its obligations to Landlord hereunder,
     (3) Tenant subordinates to Landlord's statutory lien and security interest any liens, security interests or other rights which Tenant may claim with respect to any such property of the Transferee, (4) Tenant agrees with Landlord that, if any rent or other consideration payable by the Transferee to Tenant exceeds the Rent for the transferred space, then Tenant shall pay Landlord as Additional Rent hereunder all such excess rent and other consideration immediately upon Tenant's receipt thereof, (5) Tenant and the Transferee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (6) The Transferee agrees to use and occupy the Transferred space solely for the purpose specified in Article 4 and otherwise in strict accordance with this Lease, and (7) Tenant acknowledges that, notwithstanding the Transfer, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent), and Landlord shall be permitted to enforce this Lease against Tenant or the Transferee, or both, without prior demand upon or proceeding in any way against any other persons; and

          (b) Tenant shall deliver to Landlord a counterpart of all instruments relative to the Transfer executed by all parties to such transaction (except Landlord).

          (c) If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is given, Landlord's reasonable attorney's fees incurred in connection with such request.

     10.3 Liens. Without in any way limiting the generality of the foregoing, Tenant shall not grant, place or suffer, or permit to be granted, placed or suffered, against the Complex or any portion thereof, any lien, security interest, pledge, conditional sale contract, claim, charge or encumbrance (whether constitutional, statutory, contractual or otherwise) and, if any of the aforesaid does arise or is asserted, Tenant will, promptly upon demand by Landlord and at Tenant's expense, cause the same to be released.

                             ARTICLE 11: ALTERATIONS

     Tenant shall not make (or permit to be made) any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment) unless such change, addition or improvement (a) equals or exceeds the Building Standard and utilizes only new and first-grade materials, (b) is in conformity with all Legal Requirements, and is made after obtaining any required permits and licenses, (c) is made with prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord and prepared by an architect approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification, insurance, and/or bonds requested by Landlord, including, without limitation, a performance and completion bond in such form and amount as may be satisfactory. to Landlord to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (f) is carried out by persons approved in writing by Landlord who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such mariner as Landlord may reasonably specify. All such alterations, improvements and additions (including all articles attached to the floor, wall or ceiling of the Premises) shall become the property of Landlord and shall, at Landlord's election, be (1) surrendered with the Premises as part thereof at the termination or expiration of the Term, without any payment, reimbursement or compensation therefor, or (2) removed by Tenant, at Tenant's expense with all damage caused by such removal repaired by Tenant. Tenant may remove Tenant's trade fixtures, office supplies, movable office furniture and equipment not attached to the Building, provided such removal is made prior to the expiration of the Term, no uncured Event of Default has occurred and Tenant promptly repairs all damage caused by such removal. Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys' fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

                           ARTICLE 12: PROHIBITED USES

     Tenant will not (a) use, occupy or permit the use or occupancy of the Premises for any purpose or in any manner which is or may be, directly or indirectly, violative of any Legal Requirement, or dangerous to life or property, or a public or private nuisance, or disruptive of obstructive of any other tenant or of the Building, (b) keep or permit to be kept any substance in, or conduct or permit to be conducted any operation from, the Premises which might emit offensive odors or conditions into other portions of the Building., or make undue noise or create undue vibrations, (c) commit or permit to remain any waste to Premises, (d) install or permit to remain any improvements to the Premises (other than window coverings which have first been approved by Landlord) which are visible from the outside of the Premises, or exceed the structural loads of floors or walls of the Building, or adversely affect the mechanical, plumbing or electrical systems of the Building, or affect the structural integrity of the Building in any way, (e) install any food, soft drink or other vending machine in the Premises, or (f) commit or permit to be committed any action or circumstance in or about the Building which, directly or indirectly, would or might Justify any insurance carrier in canceling or increasing the premium on the fire and extended coverage insurance policy maintained by Landlord on the Building or contents, and if any increase results from any act of Tenant, then Tenant shall pay such increase promptly upon demand therefor by Landlord.

                         ARTICLE 13: ACCESS BY LANDLORD

     Landlord, its employees, contractors, agents, and representatives, shall have the right (and Landlord, for itself and such persons and firms, hereby reserves the right) to enter the Premises at all hours (a) to inspect, clean, maintain, repair, replace or alter the Premises or the Building, (b) to show the Premises to prospective purchasers (or, during the last twelve (12) months of the Term, to prospective tenants), (c) to determine whether Tenant is performing its obligations hereunder and, if it is not, to perform same at Landlord's option and Tenant's expense, or (d) for any other purpose deemed reasonable by Landlord. In an emergency, Landlord (and such persons and firms) may use any means to open any door into or in the Premises without any liability therefor. Entry into the Premises by Landlord or any other person or firm named in the first sentence of this Article 13 for any purpose permitted herein shall not constitute a trespass or an eviction (constructive or otherwise), or entitle Tenant to any abatement or reduction of Rent, or constitute grounds for any claim (and Tenant hereby waives any claim) for damages for any injury to or interference with Tenant's business, for loss of occupancy or quiet enjoyment, or for consequential damages.

                            ARTICLE 14: CONDEMNATION

     If all of the Complex is Taken, or if so much of the Complex is Taken that, in Landlord's opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord's opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty
(60) days after the date of the Taking, terminate this Lease as of the date of Taking or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a Taking, Landlord shall restore the Premises remaining after the Taking to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises Taken or otherwise rendered untenantable bears to the area of the Premises just prior to the Taking. If any portion of Base Rent is abated under this Article 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, and Tenant hereby assigns to Landlord all of its right, title, interest and claim to same. Whether or not this Lease is terminated as a consequence of a Taking. all damages or compensation awarded for a partial or total Taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord. Tenant may assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant's moving and relocation expenses, and depreciation to and loss of Tenant's moveable personal property. Tenant shall have no claim against Landlord for the occurrence of any Taking, or for the termination of this Lease or a reduction in the Premises as a result of any Taking.

                              ARTICLE 15: CASUALTY

     15.1 General. Tenant shall give prompt written notice to Landlord of any casualty to the Complex of which Tenant is aware and any casualty to the Premises. If the Complex or the Premises are totally destroyed, or if the Complex or the Premises are partially destroyed but in Landlord's opinion they cannot be restored to an economically viable, quality office building, or if the insurance proceeds payable to Landlord as a result of any casualty are, in Landlord's opinion, inadequate to restore the portion remaining to an economically viable, quality office building, Landlord may, at its election exercisable by the giving of written notice to Tenant within sixty (60) days after the casualty, terminate this Lease as of the date of the casualty or the date Tenant is deprived of possession of the Premises (whichever is later). If this Lease is not terminated as a result of a casualty, Landlord shall (subject to Section 15.2) restore the Premises to a Building Standard condition. During the period of restoration, Base Rent shall be abated to the extent the Premises are rendered untentantable and, after the period of restoration, Base Rent and Tenant's Share shall be reduced in the proportion that the area of the Premises remaining tenantable after the casualty bears to the area of the Premises just prior to the casualty. If any portion of Base Rent is abated under this Section
15. 1, Landlord may elect to extend the expiration date of the Term for the period of the abatement. Except for abatement of Base Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of all insurance carried by Tenant on Tenant's furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage to or to make any restoration of any furnishings, trade fixtures, lease hold improvements, equipment, merchandise and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant.

     15.2 Acts of Tenant. Notwithstanding any provisions of this Lease to the contrary, if the Premises or the Complex are damaged or destroyed as a result of a casualty arising from the acts or omissions of Tenant, or any of Tenant's officers, directors, shareholders, partners, employees, contractors, agents, invitees or representatives, (a) Tenant's obligation to pay Rent and to perform its other obligations under this Lease shall not be abated, reduced or altered in any manner, (b) Landlord shall not be obligated to repair or restore the Premises or the Complex, and (c) subject to Section 17.2, Tenant shall be obligated, at Tenant's cost, to repair and to restore the Premises or the Complex to the condition they were in just prior to the damage or destruction under the direction and supervision of, and to the satisfaction of, Landlord and any Landlord's Mortgage.

                    ARTICLE 16: SUBORDINATION AND ATTORNMENT.

     16.1 General. This Lease, Tenant's leasehold estate created hereby, and all Tenant's rights, titles and interests hereunder and in and to the Premises are subject and subordinate to any Mortgage presently existing or hereafter placed upon all or any portion of the Complex. However, Landlord and Landlord's Mortgagee may, at any time upon the giving of written notice to Tenant and without any compensation or consideration being payable to Tenant, make this Lease, and the aforesaid leasehold estate and rights, titles and interests, superior to any Mortgage. Upon the written request by Landlord or by Landlord's Mortgagee to Tenant, and within five (5) days of the date of such request, and without any compensation or consideration being payable to Tenant, Tenant shall execute, have acknowledged and deliver a recordable instrument confirming that this Lease, Tenant's leasehold estate in the Premises and all of Tenant's rights, titles and interests hereunder are subject and subordinate (or, at the election of Landlord or Landlord's Mortgagee, superior) to the Mortgage benefiting Landlord's Mortgagee.

     16.2  Attornment.  Upon  the  written  request  of  any  person.  or  party succeeding to the interest of Landlord under this Lease, Tenant shall automatically become the tenant of and attorn to such successor in interest without any change in any of the terms of this Lease. No successor in interest shall be (a) bound by any payment of Rent for more than one month in advance, except payments of security for the performance by Tenant of Tenant's obligations under this Lease, or (b) subject to any offset, defense or damages arising out of a default or any obligations of any preceding Landlord. Neither Landlord's Mortgagee nor its successor in interest shall be bound by any amendment of this Lease entered into after Tenant has been given written notice of the name and address of Landlord's Mortgagee and without the written consent of Landlord's Mortgagee or such successor in interest. The subordination, attornment and mortgagee protection clauses of this Article 16 shall be self-operative and no farther instruments of subordination attornment or mortgagee protection need be required by any Landlord's Mortgagee or successor in interest thereto. Nevertheless, upon the written request therefor and without any compensation or consideration being payable to Tenant, Tenant agrees to execute, have acknowledged and deliver such instruments as may be requested to confirm the same. Tenant shall from time to time, if so requested by Landlord and if doing so will not materially and adversely affect Tenant's economic interests under this Lease, join with Landlord in amending, this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Complex.

                             ARTICLE 17: INSURANCE.

     17.1 General. Tenant shall obtain and maintain throughout the Term the following policies of insurance:

          (a) Commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than One Million Dollars ($ 1,000,000) per occurrence and Two Million Dollars ($2,000,000.00) aggregate, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in Article 18.

          (b) Hazard insurance with special causes of loss, including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in or on the Premises.

          (c) Worker's compensation insurance satisfying Tenant's obligations under the worker's compensation laws of the State of Utah.

                    (d) Such other policy or policies of insurance as Landlord may reasonably require or as Landlord is then requiring from one or more other tenants in the Building.

Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord, and any other person specified from time to time by Landlord, as an additional insured; such property insurance shall name Landlord as a loss payee as Landlord's interests may appear; and both such liability and property insurance shall be with companies acceptable to Landlord, having a rating of not less than in the most recent issue of Best's Key Rating Guide, Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord's agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Complex, and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other, or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Section and to obtain such waiver of subrogation rights endorsements. Any Landlord's Mortgagee may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgage's endorsement to the policy concerned.

     17.2 Waiver of Subrogation. Landlord hereby waives all claims, rights of recovery and causes of action that Landlord or any party claiming by, through or under Landlord may now or hereafter have by subrogation or otherwise against. Tenant or against any of Tenant's officers, directors, shareholders, members, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence, willful misconduct, or the failure by Tenant to observe any of Tenant's obligations under this Lease (thus including simple negligence of the Tenant or Tenant's officers, directors, shareholders, members, partners or employees), that could have been insured against under the terms of the standard fire and extended coverage insurance policies available in the state where the Complex is located at the time of the casualty; provided, however, that the waiver set forth in this Section 17.2 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Tenant hereby waives all claims, rights of recovery and causes of action that Tenant or any party claiming by, through or under Tenant may now or hereafter have by subrogation or otherwise against Landlord or against any of Landlord's officers, directors, members, shareholders, members, partners or employees for any loss or damage that may occur to the Complex, the Premises, Tenant's improvements or any of the contents of any of the foregoing by reason of fire or other casualty, or by reason of any other cause except gross negligence or willful misconduct (thus including simple negligence of the Landlord or Landlord's officers, directors, shareholders, members, partners or employees), that could have been insured against under the terms of the fire and extended coverage insurance policies required to be obtained and maintained under Section 17.1. Landlord and Tenant shall cause an endorsement to be issued to their respective insurance policies recognizing this waiver of subrogation.

                         ARTICLE 18: TENANT'S INDEMNITY

     Subject to Section 17.2, Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, shareholders, members, partners and employees from and against liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including, court costs and reasonable attorneys' fees) resulting from any injuries to or death of any person or damage to any property occurring during the Term in or about the Premises.

                ARTICLE 19: THIRD PARTIES; ACTS OF FORCE MAJEURE

     Landlord shall have no liability to Tenant, or to Tenant's officers, directors, shareholders, partners, employees, agents, contractors or invitees, for bodily injury, death, property damage, business interruption, loss of profits, loss of trade secrets or other tenant or such other direct or consequential damages occasioned by (a) the acts or omissions of any other tenant's officers, directors, shareholders, partners, employees agents, contractors or other invitees; within the Complex, (b) Force Majeure, (c) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord and its employees), (d) water leakage, or (e) the repair, replacement, maintenance, damage, destruction or relocation of the Premises.

                          ARTICLE 20: SECURITY INTEREST

     As security for Tenant's payment of Rent and performance of all of its other obligations under this Lease, Tenant hereby grants to Landlord a security interest in all property of Tenant now or hereafter placed in the Premises. Landlord, as secured party, shall be entitled to all of the rights, remedies and recourse afforded to a secured party under the Utah Uniform Commercial Code, which rights, remedies and recourse shall be cumulative of all other rights, remedies, recourse, liens and security interests afforded Landlord by law, equity or this Lease. Contemporaneously with the execution of this Lease, Tenant shall execute and deliver, as debtor, promptly upon request and without any compensation or consideration being payable to Tenant, such additional financial statement or statements as Landlord may request. However, Landlord may at any time file a copy of this Lease as a financing statement.

                       ARTICLE 21: CONTROL OF COMMON AREAS

     Landlord shall have the exclusive control over the Common Areas. Landlord may, from time to time, create different Common Areas, close or otherwise modify the Common Areas, and modify the Building Rules and Regulations with respect thereto.

                         ARTICLE 22: PLIGHT TO RELOCATE

     Landlord retains the right and power, to be exercised reasonably and at Landlord's expense, to relocate Tenant within the Building in space which is comparable in size to the Premises and is suited to Tenant's use. Instances when the exercise of Landlord's right and power to relocate Tenant shall be deemed reasonable include, but shall not be limited to, instances where Landlord desires to consolidate the rentable area in the Building to provide Landlord's services more efficiently, or to provide contiguous vacant space for a prospective tenant. Landlord shall not be liable to Tenant for any claims arising in connection with a relocation permitted under this Article 22.

                           ARTICLE 23: QUIET ENJOYMENT

     Provided Tenant has performed all its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold, occupy, use and enjoy the Premises during the Term subject to the provisions of this Lease. Landlord shall warrant and forever defend Tenant's right to occupancy of the Premises against the claims of any and all persons whosoever lawfully claiming the same or any part thereof, by, through or under Landlord, but not otherwise, subject to the provisions of this Lease.

                         ARTICLE 24: DEFAULT BY TENANT.

     24.1 Events of Default. Each of the following occurrences shall constitute Event of Default (herein so called):

          (a) The failure of Tenant to pay Rent as and when due hereunder and continuance of such failure for a period of three days after written notice from Landlord to Tenant specifying the failure; provided, however, after Landlord has given Tenant written notice pursuant to this Section 24.1 (a) on two separate occasions, Landlord shall not be required to give Tenant any further notice under this Section 24.1 (a);

          (b) The failure of Tenant to perform, comply with or observe any other agreement, obligation or undertaking of Tenant, or any other term, condition or provision in this Lease, and the continuance of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the failure;

          (c) The abandonment of the Premises by Tenant or the failure of Tenant to occupy the Premises or any significant portion thereof,

          (d) The filing of a petition by or against Tenant (the term "Tenant" also meaning, for the purpose of this Section 24.1 (d); any guarantor of the named Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding (2) seeking any relief under the Bankruptcy Code or any similar debtor relief law, (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (4) to reorganize or modify Tenant's capital structure; and

          (e) The admission by Tenant in writing that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

     24.2 Remedies of Landlord. Upon any Event of default, Landlord may, at Landlord's option and in addition to all other rights, remedies and recourse afforded Landlord hereunder or by law or equity, of an one or more of the following:

          (a) At Landlord's option and without waiving any default by Tenant, Landlord shall have the right to continue this Lease in full force and effect and to collect all Base Rent, Additional Rent, and any other amounts to be paid by Tenant under this Lease as and when due. During any period that Tenant is in default, Landlord shall have the right, pursuant to legal proceedings or pursuant to any notice provided for by law, to enter and take possession of the Premises, without terminating this Lease, for the purpose of reletting, the Premises or any part thereof and making any alterations and repairs that may be necessary or desirable in connection with such reletting. Any such reletting or relettings may be for such term or terms (including periods that exceed the balance of the term of this Lease), and upon such other terms, covenants and conditions as Landlord may in Landlord's sole discretion deem advisable. If the rent or rents received during, any month and applied as provided above shall be insufficient to cover all such amounts including the Base Rent and any other amounts to be paid by Tenant pursuant to this Lease for such month, Tenant shall pay to Landlord any deficiency; such deficiencies shall be calculated and paid monthly. No entry or taking possession of the Premises by Landlord shall be construed as an election by Landlord to terminate this Lease, unless Landlord gives written notice of such election to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting by Landlord without termination, Landlord may at any time thereafter terminate this Lease for such previous default by giving written notice thereof to Tenant.

          (b) Terminate Tenant's right to possession by notice to Tenant, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. I such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation the following:
     (1) all unpaid Rent which has been earned at the time of such termination plus (2) the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or in addition to or in lieu of the foregoing such damages as may be permitted from time to time under applicable State law. Upon any such re-entry Landlord shall have the night to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in Landlord's sole discretion deems reasonable and necessary.

          (c) If an Event of Default specified in Section 24. 1 (c) occurs, Landlord may remove and store any property that remains on the Premises and, if Tenant does not claim such property within ten (10) days after Landlord has delivered to Tenant notice of such storage, Landlord may appropriate, sell, destroy or otherwise dispose of the property in question without notice to Tenant or any other person, and without an obligation to account for such property.

     24.3 Payment by Tenant. Upon any Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and reasonable attorneys' fees, in (a) retaking or otherwise obtaining possession of the Premises, (b) removing and storing Tenant's or an other occupant's property,
(c) repairing, restoring, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, (d) reletting all or an part of the Premises, (e) paying or performing the underlying obligation which Tenant failed to pay or perform, and (f) enforcing any of Landlords rights, remedies of recourse arising as a consequence of the Event of Default.

     24.4 Reletting. Upon termination of this Lease or upon termination of Tenant's right to possession of the Premises, Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concession, and alterations to and improvements of the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due with respect to such reletting. If Landlord relets the Premises, rent Landlord receives from such reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent (if any); second, all costs, including for maintenance and alterations, incurred by Landlord in reletting; and third, Rent due and unpaid. In no event shall Tenant be entitled to the excess of any rent obtained by reletting over the Rent herein reserved.

     24.5 Landlord's Right to Pay or Perform. Upon an Event of Default, Landlord may, but without obligation to do so and without thereby waiving or curing such Event of Default, pay or perform the underlying Obligation for the account of Tenant, and enter the Premises and expend the Security Deposit, if any, and any other sums for such purpose.

     24.6 No Waiver; No Implied Surrender. Provisions of this Lease may only be waived by the party entitled to the benefit of the provision evidencing the waiver in writing. Thus, neither the acceptance of Rent by Landlord following an Event of Default (whether known to Landlord or not), nor any other custom or practice followed in connection with this Lease, shall constitute a waiver by Landlord of such Event of Default or an other Event of Default. Further, the failure by Landlord to complain of any action or inaction by Tenant, or to assert that any action or inaction by Tenant constitutes (or would constitute, with the giving of notice and the passage of time) an Event of Default, regardless of how long such failure continues, shall not extinguish, waive or in any way diminish the rights, remedies and. recourse of Landlord with respect to such action or inaction. No waiver by Landlord of any provision of this Lease or of any breach by Tenant of any obligation of Tenant hereunder shall be deemed to be a waiver of any other provisions hereof, or of any subsequent breach by Tenant of the same or any other provision hereof Landlord's consent to any act by Tenant requiring Landlord's consent shall not be deemed to render unnecessary the obtainin1c, of Landlord's consent to any subsequent act of Tenant. No act or omission by Landlord (other than Landlord's execution of a document acknowledging such surrender) or Landlord's agents, including the delivery of the keys to the Premises, shall constitute an acceptance of a surrender of the Premises.

                         ARTICLE 25: DEFAULT BY LANDLORD

     Landlord shall not be in default under this Lease, and Tenant shall not be entitled to exercise any right, remedy or recourse against Landlord or otherwise as a consequence of any alleged default by Landlord under this Lease, unless Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been giving the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion. If Tenant recovers a money judgement against Landlord for Landlord's default of its obligations hereunder or otherwise, the judgement shall be limited to Tenant's actual direct, but no consequential, damages therefor and shall be satisfied only out of the interest of Landlord in the Complex as the same may then be encumbered, and Landlord shall not otherwise be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Complex. The foregoing shall not limit any right that Tenant might have to obtain specific performance of Landlord's obligations hereunder.

                          ARTICLE 26: RIGHT OF RE-ENTRY

     Upon the expiration or termination of the Term for whatever cause, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately, quietly and peaceably surrender to Landlord possession of the Premises in "broom clean" and good order, condition and repair, except only for ordinary wear and tear, damage by casualty not covered by Section 15.2 and repairs to be made by Landlord pursuant to Section 15. 1. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann. (Or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, and to restore the Premises to their condition on the date of this Lease. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been, abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. Tenant shall not be released from Tenant's obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release. While Tenant remains in possession of the Premises after such expiration, termination or exercise by Landlord of its re-entry right, Tenant shall be deemed to be occupying the Premises as a tenant-at-sufferance, subject to all of the obligations of Tenant under this Lease, except that the daily Rent shall be twice the per-day Rent in effect immediately before such expiration, termination or exercise by Landlord. No such holding over shall extend the Term. If Tenant fails to surrender possession of the Premises in the condition herein required, Landlord may, at Tenant's expense, restore the Premises to such condition.

                         ARTICLE 27: GENERAL PROVISIONS

     27.1 Independent Obligations; No Offset. The obligations of Tenant to pay Rent and to perform the other undertakings of Tenant hereunder constitute independent unconditional obligations to be performed at the times specified hereunder, regardless of any breach or default by Landlord hereunder. Tenant shall have no right, and Tenant hereby waives and relinquishes all rights which Tenant might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct form or offset against any Rent or other sums to be paid to Landlord by Tenant.

     27.2 Time of Essence. Time is of the essence with respect to each date or time specified in this Lease by which an event is to occur.

     27.3 Applicable Law. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH. ALL MONETARY AND OTHER OBLIGATIONS OF LANDLORD AND TENANT ARE PERFORMABLE IN THE COUNTY WHERE THE COMPLEX IS LOCATED.

     27.4 Assignment by Landlord. Landlord shall have the right to assign, in whole or in part, any or all of its rights, titles or interests in and to the Complex or this Lease and, upon any such assignment, Landlord shall be relieved of all unaccrued liabilities and obligations hereunder to the extent of the interest so assigned.

     27.5 Estoppel Certificates; Financial Statements. Tenant shall, from time to time and within ten (10) days of written request from either Landlord or Landlord's Mortgagee, and without compensation or consideration execute have acknowledged and deliver a certificate setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and expiration date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that this Lease, as modified, supplemented or amended (if such is the case) constitutes the complete agreement between Landlord and Tenant with respect to the Premises, the Building, and the Complex and that Tenant does not hold an option to purchase the Complex or any interest therein, (e) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (f) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (g) whether within the knowledge of Tenant there are any existing breaches or defaults by Landlord hereunder and, if so, stating the defaults with reasonable particularity; (h) the amount of advance Rent, if any (or none if such is the case), paid by Tenant; (1) the date to which Rent has been paid; 6) the amount of the Security Deposit, if any; and
(k) such other information as Landlord or Landlord's Mortgagee may request. Landlord's Mortgagee and purchasers from either Landlord's Mortgagee or Landlord shall be entitled to rely on any estoppel certificate executed by Tenant. Tenant shall, within ten (10) days after Landlord's request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

     27.6 Signs, Building Name and Building, Address. Landlord may, from time to time at its discretion, maintain any and all signs anywhere in the Complex, and may change the name and street address of the Complex. Tenant shall not use the name of the Building for any purpose other than as the address of the building for the business to be conducted by Tenant from the Premises.

     27.7 Notices. All notices and other cormmunications given pursuant to this Lease shall be in writing and shall either be mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as set forth in this Section 27.7, or delivered in person to the intended addressee, or sent by prepaid telegram, cable or telex followed by a confirmatory letter. Notice mailed in the aforesaid manner shall become effective three (3) business days after deposit; notice given in any other manner, and any notice given to Landlord, shall be effective only upon receipt by the intended addressee. For the purposes of notice, the address of
(a) Landlord shall be at the Building manager's office at the Building, and (b) Tenant shall be, prior to the Commencement Date, the address recited on the signature page I hereof, and after the Commencement Date, the Premises. Each party shall have the continuing right to change its address for notice hereunder by the giving of fifteen (15) days' prior written notice to the other party in accordance with this Section 27.7.

     27.8 Entire Agreement, Amendment and Binding Effect. This Lease constitutes the entire agreement between Landlord and Tenant relating to the subject matter hereof, and all prior agreements relative hereto which are not contained herein are terminated. This Lease may be amended only by a written document duly executed by Landlord and Tenant (and, if a Mortgage is then in effect, by the Landlord's Mortgagee entitled to the benefits, thereof), and any alleged 0 17 amendment which is not so documented shall not be effective as to either party. The provision of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors and assigns; provided, however, that this Section 27.8 shall not negate, diminish or alter the restrictions on Transfer applicable to Tenant set forth elsewhere in this Lease.

         27.9 Severabilitv. This Lease is intended to be performed in accordance with and only to the extent permitted by all Legal Requirements. If any
provision  of  this  Lease  or  the   application   thereof  to  any  person  or
circumstances shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity- or unenforceability does not destroy the basis of the bargain between the parties as contained herein, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     27.10 Number and Gender, Captions and References. As the context of this Lease may require, pronouns shall include natural persons and legal entities of every kind and character, the singular number shall include the plural, and the neuter shall include the masculine and the feminine gender. Section headings in this Lease are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define any section hereof. Whenever the terms "hereof," "hereby," "herein," "hereunder," or words of similar import are used in this Lease, they shall be construed as referring to this Lease in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" shall be construed as referring to the indicated section of this Lease.

     27.11  Attornev's  Fees.  In the  event  either  party  commences  a  legal proceeding to enforce an of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys" fees and costs from the other party, to be fixed by the court in the same action. "Lecral proceedings" includes appeals from a lower court judgement as well as proceedings in the Federal Bankruptcy Court ("Bankruptcy Court"), whether or not they are adversary proceedings or contested matters. The "prevailing party" (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or an other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought; so that, for example, the prevailing party may be a party which is ordered to pay One Hundred Dollars ($100) where the obligation to pay Eighty Dollars ($80) was undisputed and the claiming party alleged that it was entitled to One Thousand Dollars ($1,000).

     27.12 Brokers. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finders fees or similar payments in connection with this Lease, other than that which is due to D&B Real Estate, Inc. which payment shall by paid by Landlord Each party shall defend, indemnify and hold the other han-n1ess from and against any claim for brokerage commission, finder's fees or similar payment, arising by virtue of authorization of such party, or any Affiliate of such party, in connection with this Lease.

     27.13 Interest on Tenant's Obligations. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of eighteen percent (18%) perannum or the maximum rate allowed by law from the date such payment is due until paid, but the payment of such interest shall not excuse or cure the default in payment.

     27.14 Authority. The -person executing this Lease on behalf of Tenant personally warrants and represents to landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Utah, (b) Tenant has full right and authority to execute, deliver and perform this Lease,
(c) the person executing this Lease on behalf of Tenant was authorized to do so, and (d) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease on behalf of Tenant.

     27.15 Recording. Neither this Lease (including any Exhibit hereto) nor any memorandum hereto shall be recorded without the prior written consent of Landlord.

     27.16 Exhibits. All Exhibits and written addenda hereto are incorporated herein for any and all purposes.

     27.17 Multiple Counterparts. This Lease may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

     27.18 Miscellaneous. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. Venue on any action arising out of this Lease shall be proper only in the District Court of Utah County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising, out of this Lease or the use and occupancy of the Premises. The submission of this Lease to Tenant is not an offer to lease the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

EXECUTED as of the date and year above first written.

TENANT ACKNOWLEDGES THAT LANDLORD HAS MADE NO WARRANTIES TO TENANT AS TO THE CONDITION OF THE PREMISES, EITHER EXPRESS OR IMPLIED, AND LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT
HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES FOR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN), SET OFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.


                                   TENANT: Online Investors Advantage, Inc.

                                   BY: /S/ David McCoy
                                   --------------------------------------------
                                   TITLE:    V.P. Marketing & Sales
                                   NAME:     David W. McCay
                                   DATE:     May 25, 1999
                                   ADDRESS:


                                   LANDLORD: EsNET PROPERTIES, L.C., a
                                             Utah limited liability company

                                   BY: /S/ David W. Cambell
                                   --------------------------------------------
                                   TITLE:    Manager
                                   NAME:     Daniel W. Campbell
                                   DATE:     May 28, 1999
                                   ADDRESS:  5152 North Edgewood Drive
                                             Suite 350
                                             Provo, Utah 84604

                                     EXHIBIT

                            GLOSSARY OF DEFINED TERMS
                            -------------------------

     1. "Addendum" shall mean the Addendum, if any, attached to this Lease.

     2. "Affiliate" shall mean a person or party who or which controls, is controlled by or is under common control with, another person or party.

     3. "Building" shall mean that certain three-floor office building and garage structure (if any) constructed on the Land, the street address of which is 5252 North Edgewood Drive, Provo, Utah 84604. The term "Building" shall include all fixtures and appurtenances in and to the aforesaid structure, including specifically but without limitation all above-grade walkways and all electrical, mechanical, plumbing, security, elevator, boiler, HVAC, telephone, water, gas, storm sewer, sanitary sewer, and all other utility systems and connections, all life support systems, sprinklers, smoke detection and other fire protection systems, and all equipment, machinery, shafts, flues, piping, wiring, ducts, duct work, panels, instrumentation and other appurtenances relating thereto.

     4. "Building, Operating Hours" shall mean 7:30 a.m. to 6:00 p.m. Monday through Friday, and Saturday 8:00 a. In. to 1:00 p.m., exclusive of Sundays and Holidays.

     5. "Building Rules and Regulations" shall mean the rules and regulations governing the Complex promulgated by Landlord from time to time. The current Building Rules and Regulations maintained by Landlord are attached as Exhibit D hereto.

     6. "Building Standard", when applied to an item, shall mean such item. as has been designated by Landlord (orally or in writing) as generally applicable throughout the leased portions of the Building.

     7. "'Commencement Date" shall mean the date of the commencement of the Term as determined pursuant to Section 6.3.

     8.. "Common Areas" shall mean all area and facilities within the Complex which have been constructed and are being- maintained by Landlord for the common, general, nonexclusive use of all tenants in the Building, and shall include rest rooms, lobbies, corridors, service areas, elevators, stairs and stairwells, the Parking Facility, other parking areas, driveways, loading areas, ramps, walkways and landscaped areas.

     9. "Complex " shall mean the Land and all improvements thereon, including the Building and the Parking Facility.

     10. "Fiscal Year" shall mean the fiscal year (or portion thereof) of Landlord as elapses during the Term. The Fiscal Year currently commences on January 1; however, Landlord may change the Fiscal Year at any time or times.

          11. "Force Majeure" shall mean the occurrence of any event which hinders, prevents or delays the performance by Landlord of any of its obligations hereunder and which is beyond the reasonable control of Landlord.

           12. "Holidays" shall mean (a) New Year's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, (b) other days on which in national or state banks located in the state where the Complex is located must or may close for ordinary operations, and (c) other days which are commonly observed as Holidays by the majority of tenants of the Building. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at the Landlord's discretion, be observed as a Holiday.

          13. "HVAC" shall mean the heating, ventilation, and air conditioning systems in the Building.

     14. "Impositions" shall mean (a) all real estate, personal property, rental, water, sewer, transit, use, occupancy owners' association and other taxes, assessments, charges, excises and levies (including any interest, cost or penalties with respect thereto), general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which are assessed, levied, charaed or imposed upon or with respect to the Complex, or an portion thereof, or the sidewalks, streets or alleyways adjacent thereto, or the ownership, use, occupancy or enjoyment thereof (including but not limited to mortgage taxes and other taxes and assessments passed on to Landlord by Landlord's Mortagee), and (b) all charges for any easement, license, permit or agreement maintained for the benefit of the Complex. "Impositions" shall not include income taxes, estate and inheritance taxes, excess profit taxes, franchise taxes, taxes imposed on or measured by the income of Landlord from the operation of the Complex, and taxes imposed on account of the transfer of ownership of the Complex of the Land. If any or all of the Impositions shall be discontinued and, in substitution therefor, taxes, assessments, charges, excises or positions shall be assessed, levied, charged or posed wholly or partially on the Rents received or payable hereunder (a "Substitute Imposition"), then the Substitute Imposition shall be deemed to be included within the term "Impositions."

     15. "Land" shall mean the real property on which the Building is constructed and which is further described in Exhibit E hereto.

     16. "Landlord's Mortgagee" shall mean the mortgagee of any mortgage, the beneficiary of any deed of trust, the pledgee of any pledge, the secured party of any security interest, the assignee of any assignment and the transferee of any other instrument of transfer (including the ground lessor of any ground lease on the Land) now or hereafter in existence on all or any portion of the Complex, and their successors, assigns and purchasers. "Mortgage" shall mean any such mortgage, deed or trust, pledge, security agreement, assignment or transfer instrument, including all renewals, extension and rearrangements thereof and of all debts secured thereby.

     17. "Landlord's Work" shall mean all improvements, components, assemblies, installations, finish, labor, materials and services that Landlord is required to furnish, install, perform, provide or apply to the Premises as specified in the Work Letter.

     18. "Landlord's Work Completion Date" shall mean earliest of (a) the date on which Landlord substantially completes the Landlord's Work and tenders possession of the ~premises to Tenant, (b) the date on which Landlord would have substantially completed the Landlord's Work and tendered possession of the Premises to Tenant but for (1) the delay or failure of Tenant to furnish information or other matters required in the Work Letter, (2) Tenant's request for changes in the plans or non-Building Standard items, or (3) any other action or inaction of Tenant, or any person or firm employed or retained by Tenant, or
(c) the date on which Tenant takes possession of the Premises.

     19. "Legal Requirements"- shall mean any and all (a) judicial decisions, order, injunctions, writs, statues, rulings, rules, regulations, promulgations, directives, permits, certificates or ordinances of any governmental authority in any way applicable to Tenant or the Complex, including but not limited to the Building Rules and Regulations, zoning environmental and utility conservation matter, requirements imposed on Landlord by any Landlord's Mortgagee, (c) insurance requirements, and (d) other documents, instruments or agreements (written or oral) relating to the Complex or to which the Complex may be bound or encumbered.

     20. "Net Rentable Area" whether of the Premises or the Building shall mean the rentable area determined pursuant to the American National Standard Method for Measuring Floor Area in Office Buildings, as set forth in American National Standard's Institute publication Z65.1-1980 and as, from time to time, revised ("BOMA Standard"); provided, however, that for purposes of determining the rentable area of either the Premises or the Building (or any portion 7 C., of the Building), the initial "R/U Ratio" (as defined in the BOMA Standard) shall be equal to 118.37% to reflect a stipulated pro rata portion of the area covered by the lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets of the Building 1.71

     21. "Net Usable Area" whether of the Premises or the Complex shall mean the usable area determined pursuant to the American National Standard Method for Measuring Floor Area in Office Buildings, as set forth in American National Standard's Institute publication Z65. 1 -1980 and as, from time to time, revised. Landlord and Tenant hereby stipulate that the Net Rentable Area of the Premises shall be Two Thousand, Eight Hundred, Twenty-Two (2,822 square feet and the Net Usable Area of the Premises shall be Three Thousand, Three Hundred, Forty (3,240 square feet.

     22. "Operating Expenses" shall mean all costs and expenses which Landlord pays or accrues by virtue of the ownership, use, management, leasing, maintenance, service, operation, insurance or condition of the Complex during a particular Fiscal Year or portion thereof as determined by Landlord or its certified public accountant in accordance with generally accepted accounting principles, plus (in instances where the Building was not fully occupied for the entire period in question) all additional costs and expenses which Landlord or such accountant reasonably determines Landlord would have paid or accrued during such period if the Building had been occupied (defined as ninety-five percent (95%) occupied). "Operating Expenses" shall include, but shall not be limited to, the following to the extent they relate to the Complex:

                   (a)  all Impositions and other governmental changes;

     (b) all insurance premiums charged for polices obtained by Landlord, which may include without limitation, at Landlord's election, (1) fire and extended coverage insurance, including earthquake, windstorm, hail, explosion, riot, strike, civil commotion, aircraft, vehicle and smoke insurance, (2) public liability and property damage insurance, (3) elevator insurance, (4) workers' compensation insurance for the employees covered by clause (h) below, (5) boiler, machinery, sprinkler, water damage, legal liability, burglary, hold-up, fidelity and pilferage insurance, (6) rental loss insurance, and (7) such other insurance as Landlord may elect to obtain.

     (c) all deductible amounts incurred in any Fiscal Year relating to an insurable loss.

     (d) all maintenance, repair, replacement and painting cost;

     (e) all janitorial, custodial, cleaning, washing, landscaping, landscape maintenance, trash removal and pest control costs;

     (f) all security cost;

     (g) all electrical, energy monitoring, water, water treatment, gas, sewer, telephone and other utility and utility-related charges;

     (h) all wages, salaries, salary-burdens, employee benefits, payroll taxes, Social Security and insurance for all persons engaged by Landlord or an Affiliate of Landlord;

     (i) all costs of leasing or purchasing supplies, tools, equipment and material;

     (j)  all  management  fees  and  other  charges  for  management   services
(including without limitation travel and related expenses), whether provided by an independent management company, by Landlord or by an Affiliate of Landlord;

     (k) all fees and other charges paid under all maintenance and service agreement, including but not limited to window cleaning, elevator and HVAC maintenance;

     (l) all legal, accounting and auditing fees and expenses; and

     (m) amortization of the cost of acquiring, financing and installing capital items which are intended to reduce (or avoid increases in) operating expenses or which are required by a governmental authority. Such costs shall be amortized over the reasonable life of the items in accordance with generally accepted accounting principles, but not beyond the reasonable life of the Building.

"Operating Expenses" shall not include (i) expenditures classified as capital expenditures for federal income tax purposes except as set forth in clause (m),
(ii) costs for which Landlord is entitled to specific reimbursement by Tenant, by any other tenant of the Building or by any other third party, (iii) allowances specified in the Work Letter for expenses incurred by Landlord for improvements to the Premises, (iv) leasing commissions, and all non-cash expenses (including depreciation), except for the amortized costs specified in clause (m), (v) land or ground rent if applicable, and (vi) debt service on any indebtedness secured by the Complex (except debt service on indebtedness to purchase or pay for items specified as permissible "Operating Expenses" under clauses (a) through (m)).

     23. "Parking Facility" shall mean any parking garage located under the Building.

     24. "Permitted Use" shall mean the use specified in Article 4 of the Lease.

     25. "Premises" shall mean the area leased by Tenant pursuant to this Lease as outlined on the floor plan drawing attached as Exhibit B hereto and all other space added to the Premises pursuant to the terms of this Lease. The Premises included the space between the top surface of the floor slab of the outlined area and the finished surface of the ceiling immediately above.

     26. "Rent" shall mean Base Rent, Additional Rent, the parking charge called for in Section 5.3 and all other amounts provided for under this Lease to be paid by Tenant, whether as Additional Rent or otherwise. "Base Rent" shall mean the base rent specified in Section 5.1 "Additional Rent" shall mean the additional rent specified in Section 5.2.

     27. "Security Deposit" means Zero Dollars ($00.00).

     28. "Taking" or "Taken" shall mean the actual or constructive condemnation, or the actual or constructive acquisition by or under the threat of condemnation, eminent domain or similar proceeding, by or at the direction of any governmental authority or agency.

     29. "Tenant's Share" shall mean the proportion by which the Net Rentable Area of the Premises bears to the Net Rentable Area of the Building. "Tenant's Share" shall be adjusted by Landlord from time to time to reflect adjustments to the then-current Net Rentable Area of the Building or the Premises.

     30. "Transfer" shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law of otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises, or (c) the grant or conveyance by Tenant of any concession or license within the Premises. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority of the voting stock (being the share of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer. If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture or other form of association, the Transfer of a majority of the ownership interests therein shall constitute a Transfer. "Transferee" shall mean the assignee, sublessee, pledgee, concessionaire, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Premises.

     31. "Work Letter" shall mean the agreement, if any, attached as Exhibit F hereto between Landlord and Tenant for the construction of improvements in the Premises.

                                    EXHIBIT B


                                    PREMISES

                       [Attach floor plan of the Premises.]

                                    EXHIBIT C

                               JANITORIAL SERVICES
                               -------------------

The cleaning specifications are as follows:

     The Main Lobby area will be maintained by the Landlord's personnel. This area will be maintained in keeping with a Class A Office Building on a daily basis (Monday through Saturday). The outside "courtyard" area will be kept neat and clean (Monday through Saturday). The Landscaping will be well taken care of in the appropriate seasons.

I.   SERVICES OF ELEVATORS, LOBBIES AND CORRIDORS

     1.   Daily Services:

         (a) Empty and clean ashtrays and cigarette urns.
         (b) Vacuum all carpet. Clean carpet as needed.
         (c) Clean drinking fountain tops, sides and fronts.
         (d) Clean lights, vents, directional sips and glass on doors.

     2.   Weekly Services:

          (a) Clean outside of flower pots and furnishings.
          (b) Clean skylights.

     3.   Elevators Inside:

          (a) Vacuum daily.
          (b) Keep elevator thresholds clean.
          (c) Clean light covers as needed.
          (d) Clean metal, around buttons as needed.
          (e) Clean walls and doors as needed.
          (f) Make monthly cosmetic repairs to elevator walls and doors.

II.  OFFICE AREAS

     1.   Daily Services:

          (a) Empty all trash cans and deliver to designated areas. (b) Empty and clean ashtrays and cigarette urns. (c) Mop all spills on resilient floors.' (d) Vacuum all carpet. (e) Vacuum the edges of the carpet as needed. They must be kept clean. (f) Clean partitions, partition glass, doors and casings, electric.
              cover plates, kick plates and push plates on doors.

          (g) Daily clean sinks, tables, counters, chairs, refrigerators, machine sides, top and front, cupboard fronts, walls, lights, vents, etc. All horizontal surfaces that can be reached without a adder should be dusted daily.
          (h) Clean all trash cans as needed. (i) Clean all drinking fountains.

     2.   Weekly Services:

          (a) Clean all desk tops.
          (b) Clean telephone receiver only.
          (c) NEVER TOUCH OR CLEAN TERMINALS, COMPUTERS, OR CALCULATORS. Please clean sides of and front of copy machines with glass cleaner only.
          (d) Dust all horizontal surfaces, shelves, molding and air ducts that cannot be reached without using a ladder.

     3.   Monthly Services:

          (a) Clean desk plastic as needed.
          (b) Vacuum under floor plastic as needed.
          (c) Dust all light fixtures.
          (d) Dust Venetian blinds -- DO NOT WASH THEM.
          (e) Vacuum drapes as they hang on rod (do not remove drapes).
          (f) Vacuum all grill work.
          (g) Damp mop stairwells.

     4.   Tenant Furnitute Requirements:

          (a) Do not clean leather furniture. Vacuum carefully.
          (b) Do not spot clean the cloth on partitions or walls.
          (c) Do not lemon oil wood desk fronts unless they are really dry. See contract manager first.
          (d) Clean coat racks, chairs, cupboard fronts, bookcases, tables, files, counter top, etc.

III. RESTROOM SERVICES

     1.   Daily Services:

         (a) Empty and remove trash.
         (b) Enlenish M12lies (towels, toilet paper, soap, bags). (c) Mop floor with a germicidal cleaner, including toilet and urinal surfaces.

         (d) Clean furniture as needed.

         (e) Clean all horizontal surfaces with disinfectant strength germicidal cleansers.

         (f) Everything in the restrooms must be clean.

                            Page 34 Lease Agreement

         (g) Keep all walls clean. (h) Clean mirrors.

     2.   Weekly Services:

          (a)  Clean vents and light covers.

IV.  STAIRWAYS AND CORRIDORS LEADING TO STAIRWAYS

     1.   Daily and as Needed Services:

          (a)  Remove trash.
          (b)  Mop floors and/or vacuum carpet.
          (c) Clean glass in doors, door jambs, thresholds, baseboards, steps, step fronts, handrails, I-beams.

     2.   Bi-Yearly Services:

          (a)  Wash all walls.

V.   WINDOWS

     1.   Inside Windows:

          (a) Clean inside windows quarterly (Jan., April, July, Oct.).

VI.  EXTRA CLEANING COSTS TO THE TENANT

     1. For special cleaning services required by tenant and not covered in the contract, Tenant will have the right to solicit desired extraordinary services from the then existing contractor at its own expense, i.e. cleaning of the upholstery, carpet cleaning more often than every three years, vinyl floor stripping, waxing and polishing, cleaning of artwork and displays, etc. However, should Tenant require cleaning of the carpets more often, then those expenses win be paid by the Tenant as the Tenant requests said service.

     2. Many wall coverings require very special attention to maintain in an attractive manner. The Tenants should be careful to choose wall coverings which tend to not show the dirt, are reasonably maintainable and resist hand and scuff marks. WaU coverings, which in the Landlord's opinion will have to be maintained by wallcovering cleaning professionals and will be cleaned at Tenant's request an expense.

VII. MISCELLANEOUS

     Tenant is entitled to designate the cleaning sequence of the floors comprising the leased premises. No cleaning supplies will be routinely deposited in the elevator lobbies or entryway to Tenant's suite.

If the Landlord's cleaning, services are deemed unsatisfactory, Tenant shall notify the Landlord in writing. The Landlord shall have 60 days to correct any deficiency, and if at the end of the 60 day period, Tenant is not satisfied, then Tenant shall have the right to directly contract with a cleaning contractor to provide cleaning services for its own space. Following the end of the 60day period aforesaid, Tenant shall additionally give the Landlord 45 days advance Written notice of the date the Landlords appropriate credit to its proportionate share of operating expenses and taxes. If after six month Landlord is dissatisfied with. the cleaning services Tenant has contracted for, Landlord and Tenant will mutually select a third cleaning service.

                                    EXHIBIT D

                              RULES AND REGULATIONS
                              ---------------------

     1. Landlord may form time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, finishing or contents of the Building, and each tenant shall comply with such systems and procedures. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building, of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building.

     2. Tenant's employees, visitors, and licensees shall not loiter in or interfere with the use of the Parking Facility or the Complex's driveway or parking areas, nor consume alcohol in the Common Areas of the Complex or the Parking Facility. The sidewalks, halls, passages, exits, entrances, elevators, escalators, and stairways of the Building will not be obstructed by any tenants or used by any of them for any purpose other than for ingress to and egress form their respective premises. The halls, passages, exits, entrances, elevators, escalators, and stairways are not for the general public, and Landlord may control and prevent access to them by all persons whose presence, in the reasonable judgement of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. In determining whether access will be denied, Landlord may consider attire worn by a person and its appropriateness for an office building, whether shoes are being worn, use of profanity, either verbally or on clothing actions of a person (including without limitation spitting, verbal abusiveness, and the like), and such other matter as Landlord may reasonably consider appropriate.

     3. No sign, placard, picture, name, advertisement or notice visible form the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. All approved signs or 0 or lettering on doors will be printed, painted, affixed or inscribed at the expense of the tenant desiring such by a person approved by Landlord. Material visible from the outside the Building will not be permitted. Landlord may remove such material without any liability, and may charge the expense incurred by such removal to the tenant in question.

     4. No curtains, draperies, blinds, shutters, shades, screens, or other coverings, hangings or decorations will be attached to, hung or placed in, or used in connection with any window of the Building, or the Premises.

     5. The sashes, sash doors, skylights, windows, heating, ventilating, and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor will any bottles, parcels or other articles be placed on any window sills.

     6. No showcases or other articles will be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

     7. No tenant will permit its premises to be used for lodging or sleeping. No cooking will be done or permitted by any tenant on its premises, except in areas of the premises which were specifically constructed for cooking, so long as such use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations.

     8. No tenant will employ any person or persons other than the cleaning, service of the Landlord for the purpose of cleaning the premises, unless otherwise agreed by Landlord in writing. If any tenant's actions result in any increased expense for any required cleaning, Landlord may assess such tenant for such expenses. Janitorial service will not be furnished on nights to offices which are occupied after business hours on those nights unless, by prior written agreement of Landlord, service is extended to a later hour for specifically designated offices. 9. The toilets, urinals, wash bowls and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweeping, rubbing, rags or other foreign substances will be thrown in them. All damages resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, have caused the damage.

     10. No tenant will deface any part of the Premises or the Building. Without the prior written consent of Landlord, no tenant will lay linoleum or other similar floor covering so that it comes in direct contact with the floor of such tenant's premises. If linoleum or other similar floor covering is to be used, an interlining of builder's deadening felt will be first affixed to the floor by a paste or other material soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

     11. No tenant will alter, change, replace or re-key any lock or install a new lock or a knocker on any door of the Premises. Landlord, its agent or employee will retain a master key to all door locks on the Premises. Any new door locks required by a tenant or any changes in keying of existing locks will be installed or changed by Landlord following such tenant's written request to Landlord and will i be at such tenant's expense. All new locks and re-keyed locks will remain operable by Landlord's master key. Landlord will furnish to each tenant, free of charge, two (2) keys to each door lock on its premises, and two (2) Building access cards. Landlord will have the right to. collect a reasonable charge for additional keys and cards requested by any tenant. Each tenant, upon termination of its tenancy, will deliver to Landlord all keys and access cards for the Premises and Building which have been furnished to such tenant. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

     12. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord; such persons must be a locally recognized professional mover whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient, in Landlord's sole opinion, to cover all personal liability, theft or damage to the Building, including without limitation floor coverings, doors, walls, elevators, stairs, foliage and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord may direct, and all moving will take place during nonbusiness hours unless Landlord otherwise agrees in writing. The moving tenant shall be responsible for or the provision of Building security during all moving operations, and shall be liable for all- losses and damages sustained by an party as a result of the failure to supply adequate security. Landlord may prescribe the weight, size, and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to distribute the weight properly. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of the moving tenant. Landlord may inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these rules and regulations or the lease of which these rules and regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord.

     13. No tenant will use or keep in the Premises or the Building any kerosene, gasoline, inflammable, combustible or explosive fluid or material, or chemical substance other than limited quantities of them reasonably necessary for the operation or maintenance of office equipment or limited quantities of cleaning, fluids and solvents required in the normal operation of the Premises. Without Landlord's prior written approval, no tenant will keep any firearms within the Premises. No tenant will use or keep, or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, nor interfere in any way with other tenants or those having business in the Building.

     14. Landlord may, without notice and without liability to any tenant, change the name and street address of the Building.

     15. Landlord will have the right to prohibit any advertising by Tenant mentioning the building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and, upon written notice from Landlord, Tenant will discontinue such advertising.

     16. Tenant will not bring any animals or birds into the Building, and will not permit bicycles or other vehicles inside or on the sidewalks outside the Building, except in areas designated from time to time by Landlord for such purposes.

     17. All persons entering or leaving the Building at any time other than the Building's business hours shall comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord may limit or restrict access to the Building during such periods.

     18. Each tenant will store all its trash and garbage within its premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord may designate. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

     19. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant will cooperate to prevent same.

     20. Each tenant shall keep the doors of the Premises closed and locked, and shall shut off all water faucets, water apparatus, and utilities before tenant or tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be liable for all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants will keep the doors to the Building corridors closed at all times except for ingress and egress.

     21. Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, and any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

     22. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose. No cooking shall be done or permitted by Tenant on the Premises.

                                    EXHIBIT E

                              DESCRIPTION OF LAND
                              -------------------

                                    EXHIBIT F

                              WORK LETTER AGREEMENT
                              --------------------

  I. Landlord and Tenant Construction Obligations

     A. By June 10, 1999, Tenant agrees to deliver to Landlord a detailed space plan ("Space Plan") containing all information listed in Section II of this Work Letter Agreement for all tenant improvements ("Tenant Improvements ") required by Tenant in the Premises. If the Space Plan is not delivered by the date listed above, then each calendar day of delay in delivery shall constitute on day of "Tenant Delay" hereunder.

     B. Landlord will review the Space Plan upon receipt and upon mutual approval of the Space Plan, Landlord will notify Tenant, in writing, that the Space Plan is approved by Landlord and that preparation of working drawings may begin.

     If the Space Plan does not conform to the requirements of Section H below, Landlord will return the Space Plan to Tenant for corrections or revisions. Tenant will deliver a corrected Space Plan to Landlord no later than ten (10) calendar days after the initial Space Plan has been returned to Tenant. If the corrected Space Plan is not delivered to Landlord within such ten (10) day period, then each calendar day of delay in delivery shall constitute one day of Tenant Delay.

     C. Upon final mutual approval of the Space Plan, Landlord shall authorize the preparation of working drawings ("Working Drawings") based on the approved Space Plan. Tenant shall deliver the Working Drawings, accompanied by Tenant's written approval thereof, to Landlord no later than ten (10) days after Landlord authorizes preparation thereof If the approved Working Drawings are not delivered to Landlord within the aforementioned ten (10) day period, then each day of delay in delivery shall constitute on day of Tenant Delay.

     D. Tenant, at its own expense, may authorize changes in the Tenant Improvements during construction; provided; however, that such authorization is directed solely in accordance with the procedures outlined herein by Landlord. Tenant shall bear the full costs for any and all such changes in the Tenant Improvements and any delays associated with such changes shall constitute Tenant Delay.

     E. "Net Tenant Delay" shall mean the total number of days of Tenant Delay minus the total number of days of Landlord Delay. If the Premises are not ready for occupancy on or before the date specified in Article III of this Lease, and there exists Net Tenant Delay, Tenant shall pay Landlord, as Additional Rent, a sum equal to one day's Rent (including Base Rent and all other charges provided for in this Lease) multiplied by the Net Tenant Delay. Such Additional Rent shall be paid by Tenant within seven (7) days of receipt of invoice.

     F. Tenant has selected and Landlord has approved D&S Construction, Inc., A Utah Corporation ("Tenant Finish Contractor") to complete the construction of all Tenant Improvement. Together, Tenant and Tenant Finish Contractor, jointly and severely, make the following representations, warranties and acknowledgements:

     1. Tenant Finish Contractor is duly licensed in the State of Utah and will provide to Landlord evidence of such licensure. Tenant Finish Contractor will provide all required insurance certificates.

     2.  Tenant  Finish   Contractor  has  experience  in  the  construction  of
     professional office space.

     3. David W. McCoy is an officer of Online Investors Advantage and a shareholder of D&S Construction, Inc.

     4. Tenant Finish Contractor will construct the Premises in accordance with the Lease Agreement and will obtain all necessary building permits and inspections, including the final certificate of occupancy. Tenant Finish Contractor will notify Landlord of all City *inspections and will deliver a copy of each inspection report to Landlord within one day of the inspection-

     5. Landlord, or its representative, Quantum Construction and Development, L.C. will review and approve the construction of the Tenant Improvements. Landlord or its representative may enter the Premises during the construction of the Tenant Improvements in order to inspect

     6. All improvements will be constructed using the Building Standard materials and in accordance with the lease agreement.

     7. Landlord will pay 50% of the Construction Allowance 30 days after building plans are drawn, including any applicable Lien Waivers, and the remaining 50% to be paid after the final approval by Provo City, the issuance of a certificate of occupancy and final approval by the Landlord.

     8. Tenant Finish Contractor will pay for architectural and engineering fees related to this work

     9.  Tenant  Finish   Contractor   shall  perform  final   cleaning  of  the
     construction, including any associated cleaning required in the common areas of the building.

     10. Tenant Finish Contractor will complete the work in an 8-week period of time, beginning when the permit is issued by Provo City.

    II. Tenant Space Plan Must Contain, as a Minimum, the Following Information:

     A. Floor plan showing:

     1. Partitions: indication location and type of all partitions.

     2. Doors: indication location, swing and type of all doors. Also indicating hardware and providing keying schedule.

     3. Standard Electrical Items: indicating the location of all building standard electrical items listed herein (wall-mounted 110 volt duplex outlets, single-pole light switches and building standard light fixtures).

     4. Standard Telephone Outlets: indicating the location of all building standard telephone wall outlets, as listed herein.

     5. "Above Standard" Electrical Items: indicating the location and type of all "above standard" electrical items, including lighting.

     6.  Special  Electrical  Equipment:  indicating  the  location  and type of
equipment  that  will  require  special   electrical   requirements.   Providing
manufacturer's specifications of this equipment.

     7. Telephone Equipment Location: indicating location of telephone equipment room, if any, accompanied by written approval by the telephone company and a copy of the telephone company installation specifications for this equipment.

     8.  Glass  Items:  indicating  location,   dimensions  and  type  of  glass
partitions, windows and doors. Including details if not building standard.

     9. Heavy Items: indicating location, dimensions, weight per square foot and description of any exceptionally heavy equipment of filing system exceeding fifty (50) pounds per square foot live load.

     10.   Special   HVAC   Requirements:   indicating   location  and  specific
requirements for any special heating or air conditioning beyond that provided by the building HVAC system.

     11. Floor Covering: indicating location, type and color of all floor covering.

     12. Special Wall Covering: indicating location, type and color of all "above standard" wall coverings.

     13. Paint: indicating location, type and color of both building standard and "above standard" paint finishes.

     14. Millwork: indicating location and basic dimensions of all cabinets, shelving and other carpentry items.

     15. Plumbing: indicating location and type of all plumbing items.

     16.  Appliances:   indicating  location,   type,   dimensions  and  special
requirements of all appliances.

     17. Critical Dimensions: indicating all critical dimensions necessary for construction.

III. Building Standard Tenant improvement Materials and Ouantity Allowable. In connection with all improvements to be constructed in the Premises, Landlord shall provide the Building Standards and the Construction Allowance set forth in Schedule F-1.

     It is hereby acknowledged by both Tenant and Landlord that this Exhibit "F" has been executed as of, and shall become part of the Lease Agreement dated May 25th 1999.


                            LANDLORD:    EsNet Properties, L.C.

                                         BY /s/ David W. Campbell
                                         ITS________________________


                            TENANT:      Online Investors Advantage, Inc.

                                         BY  /s/ David McCoy
                                         ITS

                                  SCHEDULE F- I

 The Building Standard (herein so called) materials are the following:

 I        FLOORS
          ------

           1. Concrete floors. Holes for electrical and telephone services or chases may be cut through concrete floors with the prior approval of the building manager. Any additional holes required will be at extra cost to Tenant.

          2.       Carpet.

                   Building Standard Carpet shall be equal to Dimension Carpet "Aiken 30". Cut C, Pile, 100% Nylon, 1/10 gauge, 30 oz., directly glue down. Other carpets desired C; by Tenant may be used with owners approval and at extra cost to Tenant.

          3. Vinyl Composition Tile. Vinyl composition tile shall be equal to Standard. Imperial Texture, 12xl2 1/8" guage. Install as recommended by manufacturer. Use of this material is limited to storage, utility and break rooms. Any other areas must be approved by owner.

II       BASE
         ----

          1. Carpet base. Carpet base shall be 4" high with bound top, same material as carpet flooring (insert color). Mechanically and glue attached to wall.

          2. Rubber base. Rubber base to be equal to Johnsonlite color integrated wall base rubber. 1/8" guage. 4" high coil.

III     PARTITIONS
        ----------

          1. Drywall Partitions. Drywall partitions shall be built with 3-5/8", C shape, 25 guage galvanized sheet steel studs not more than 16" oc, with top and bottom tracks, assembled as recommended by manufacturer. Partitions shall be overhead braced to structure at 8' on center. Drywall shall be 5/8" gypsum board, taped and finished. (type x at fire rated partitions.) Finish to be smoothwall ready. for paint or wall coverings. Inside corners to be taped and finished. Outside comers shall be reinforced with metal trim, taped and finished. Partitions interior to the Tenant space shall be 9'-2" high. Demising partitions between Tenants and common areas shall extend to the bottom of the concrete deck. 2. Sound walls. Sound walls interior to the Tenant finish area are not included in standard Tenant finish allowance. If requested these sound walls shall be steel stud walls with 3 inch sound batts in the wall cavity. 5/8" gypsum board each side.

          3. Wall Penetrations. Any penetrations of fire walls and common walls will be at extra cost.

          4. Exterior Wall at Windows. Exterior wall at windows shall be 3.5" steel studs, 25 c,a. at 16" oc. 3.5" R-13 thermal batts, 5/8" gypsum board taped and finished 0 smoothwall, with marble stool.

IV CEILINGS.

          1. Ceiling Tiles. Ceiling tiles shall be equal to United States Gypsum Omni Fissured, white, tegular edge, 2x2' lay in panels.

          2. Ceiling and. Ceiling grid meeting requirements of ASTM C635, intermediate duty, non fire rated, exposed T, DX configuration, components die cut and interlocking with all necessary accessories. Braced seismically as recommended by manufacturer. White in color.

V DOORS, FRAMES INTERIOR WINDOWS.

          1. Doors. Doors shall be plain sliced wood veneer (Cherry), 1-3/4" solid core slab, particle board core, fully warranted. Equal to-Weyerheuser DPC-l. 3-O" x 7-O".

          2. Door Frames. Hollow metal frames. Fully welded units, 16 gauge steel, fabricated with reinforcement plates welded in place. Prepare frame for silencers and install. Baked primer. Extra cost optional sidelite frames to be directly adjacent to door frames built as integral unit, sized for 12" wide 1/4" thick tempered glass unit. Other optional windows shall be similar in construction with 3/16" float -glass unless within 24" of a door. Any interior glazing not included in Tenant finish allowance.

          3. Entry Doors. Tenant entry doors from common areas shall be same as A. Except 3-6" wide x 8'-0" tall. Sidelites shall be same as
               B. Total width approximately 8. Door veneer to be plain sliced Cherry.

VI PAINTING.

          1. Walls. The standard paint for gypsum board partitions shall be one coat latex primer sealer and two coats satin finish latex.

          2. Hollow metal frames. Frames shall be pre-primed, paint with two coats alkyd enamel, semigloss.

          3.   Doors.  Doors shall be stained equal to Fuller 0 Brian Penchrome,
               Cherry   A  640-   08,   with  3  coats   polyurethane   or  come
               pre-finished).

VIII GRAPHICS. Only Building standard graphics, approved by the building management will be permitted in Common Areas. See graphics package provided by building manager.

IX HARDWARE

1. Tenant Interior Doors. Tenant interior doors shall be hung with 1-1/2 pair hinges equal to Hager full mortise, standard weight, 4-1/2 x 4-1/2, BB, Butt hinges, Brushed stainless finish. Locksets shall be schlague D series, lever handle, bored lock, Brushed stainless finish, keyed to building master system. Passage sets are standard. Door stops shall be floor or wall mounted brushed stainless finish, with rubber cushion. Door closers, if required, shall be Sargent 350 series.

2. Tenant Entry Doors From Common Area. Hardware shall be same as Tenant Interior Doors except lockset shall be Equal to Schlage L Series Heavy Duty Mortise Lock, brushed stainless.

X HVAC OUTLINE SPECIFICATIONS

Tenant heating and cooling system description. Cooling is supplied to the building from a central rooftop cooling unit. Heating is supplied to the building from a central hot water boiler heating system located in the lower level of the building.

         The Tenant lease spaces are divided into the desired number of temperature controlled zones. Each temperature controlled zone is provided with a fan powered variable air volume terminal, referred to as fan powered terminal hereafter. The fan powered terminals are located 'in the ceiling plenum near their respective zone.

         Cold air is supplied to each fan powered terminal through a supply air duct system from the central rooftop cooling unit. Hot water is supplied to a hot water heating coil in each fan powered terminal through a hot water distribution piping system from a central hot water boiler heating system. Each fan powered terminal supplies air to its respective temperature controlled zone through a supply air duct system and ceiling supply air diffusers. Return air to the fan powered terminals and the rooftop cooling unit is through the ceiling plenum.

          The temperature control system in the building is a direct digital control system, referred to as DDC system hereafter. A space temperature sensor is located in each respective temperature controlled zone. The space temperature sensors are controlled through a PC Host unit located in the Building Manager's Office. The space temperature sensors will maintain the respective zone temperature setting by controlling the amount of cold air required from the central rooftop cooling unit supplied to the zone fan powered terminal and the amount of hot water required from the central boiler heating system supplied to the heating coil in the zone fan powered terminal.

          The control of a zone is independent of the control of all other zones. This means that a zone can be heating while other zones are cooling or a zone can be cooling, while other zones are heating. Each respective zone temperature is set at the PC Host control unit. The temperature sensors located in each respective temperature controlled zone can be manually reset at the temperature control sensor in the space, plus or minus 2 degrees farenheit.

  X        ELECTRICAL OUTLINE SPECIFICATIONS
           ---------------------------------

           I . Light fixtures.

                    Lithonia Parabolic Trofferft 2PM3 340. 2x4 3 lamps rapid start, white. Pre anodized aluminum louver, electronic ballast. Provide I fixture for each 100 square feet of floor area. Approx. 48 footcandles at 9' ceiling.

                    Recessed Can down lights. (optional at extra cost). Lithomia AFV 26TRT 6AR Recessed Can wall washers. (optional at extra cost). Lithonia ATW 26/32TRT 6AR 120

          2. Duplex outlets. Zinc coated steel boxes. All wiring in flex conduit. Cover plates will be plastic ivory. Provide I duplex outlet per 100 square feet of floor area.

          3. Wall switches. Zinc coated steel boxes. All wiring in flex conduit. Cover plates shall be plastic ivory. Provide I switch for each 4 light fixtures.

          4. Telephone and computer wiring are not included in Tenant finish package.

 XI      FIRE SPRINKLING
         ---------------

          The fire sprinkler riser, mains, lines and heads to protect the unoccupied Tenant spaces are all existing and in service. In order to maintain warranty and system integrity, the owner is responsible to contact Firetrol Protection Systems, Inc. (485-6900) for modifications to the fire sprinkler system. Based on the Tenant plan, the temporary fire sprinkler heads will be lowered to the Tenants new ceiling and spaced per NFPA #13 and the Uniforrn Building Code. The hydraulic demand will be verified with the fire sprinkler system piping and water supply. The finished fare sprinkler heads in the Tenants new ceilings will be Chrome Recessed Heads and Escutcheons. Firetrol will coordinate the fire sprinkler heads with the lights, diffusers, and locate the fire sprinkler heads not closer then 6" to acoustical grid.

XII       CONSTRUCTION                  $21.50 per square foot of Net Useable
            ALLOWANCE:                                 Area.

                                    EXHIBIT G

                                 RENEWAL OPTION
                                 ---------------

     Provided that no Event of Default has ever occurred under any Term or provision contained in this Lease and no condition exists which with the passage of time or the giving of notice, or both, would constitute an Event of Default pursuant to this Lease, and provided that Tenant has continuously occupied the Premises for the Permitted Use during the Lease Term, Tenant (but not any assignee or subtenant) shall have the right and option (the "Renewal Option") to renew this Lease, by written notice delivered to Landlord no later than (_) months prior to the expiration of the initial Lease Term for an additional term (the "Renewal Term") of months under the same terms, conditions and covenants contained in the Lease, except that (a) no abatements or other concessions, if any, applicable to the initial Lease Term shall apply to the Renewal Term, (b) the Base Rent shall be equal to the market rate for comparable office space located in the Building as of the end of the initial Lease Term as determined by Landlord, (c) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term, and (d) all leasehold improvements within the Premises shall be provided in their then-existing condition (on an "as is" basis) at the time the Renewal Tenn commences. Failure by Tenant to notify Landlord in writing of Tenant's election to exercise the Renewal Option herein granted within the time limits set forth for such exercise shall constitute a waiver of such Renewal Option. In the event Tenant elects to exercise the Renewal Option as set forth above, Landlord shall, within ( ) days thereafter, notify Tenant in writing of the Proposed rental for the Renewal Term (the "Proposed Renewal Rental"). Tenant shall within days following delivery of the Proposed Renewal Rental by landlord, notify Landlord in writing of the acceptance or rejection of the Proposed Renewal Rental. If Tenant accepts Landlord's proposal, then the Proposed Renewal Rental shall be the rental rate effect during the Renewal Term. Failure of Tenant to respond in writing during the aforementioned ( ) day period shall be deemed an acceptance by Tenant of the Proposed Renewal Rental. Should Tenant reject Landlord's Proposed Renewal Rental during such day period, then Landlord and Tenant shall negotiate during the (___) day period commencing upon Tenant's rejection of Landlord's Proposed Renewal Rental to determine the rental for the Renewal Term. In the event Landlord and Tenant are unable to agree to a rental for the Renewal Term during such day period, then the Renewal Option shall terminate and be null and void, and the Lease shall, pursuant to its terms and provisions, terminate at the end of the original Lease Term.

     Upon exercise of the Renewal Option by Tenant and subject to the conditions set forth hereinabove, the Lease shall be extended for the period of such Renewal Term without the necessity of the execution of any Ruther instrument or document, although, if requested by either party, Landlord and Tenant shall enter into a written agreement modifying and supplementing the Lease in accordance with the provisions hereof. Any termination of the Lease during the initial Lease Term shall terminate all renewal rights hereunder. The renewal rights of Tenant hereunder shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord's consent to any assignment of the Lease shall not be construed as allowing an assignment of such rights to any assignee.

                            CHECK REQUEST FOR LEASE




DATE                                    May 24, 1999

TENANT                                  Online Investor Advantage, Inc.
ADDRESS                                 5252 N. Edgewood Dr.
CITY/STATE/ZIP                          Provo, Utah 84604

CONTACT PERSON FOR TENANT

TENANTS PHONE NUMBER



    MONTHLY EXPENSES                         MONTH                 MONTHLY
                                              July                 THEREAFTER
                                              July                 THEREAFTER
                                              2000



BASE RENTAL AMOUNT (MONTH ONE)             $4,156.91               $4,156.91
OPERATING EXPENSES                         $1,564.23               $1,564.23

     TOTALS                                $5,721.14               $5,721.14



PLEASE MAKE ALL CHECKS PAYABLE TO:       EsNet Properties, L.C.

(MONTHLY RENTAL CHECKS SHOULD BE MAILED TO THE LANDLORD)

LANDLORD'S ADDRESS                        EsNet Properties, L.C.
                                          5152 N. Edgewood Dr.
                                          Provo, Utah  84604

LANDLORD'S PHONE NUMBER                   (801) 434-4111

P.S. PAYMENTS FOR TAXES, INSURANCE, AND CAM FEES ARE ESTIMATES ONLY AND MAY
     BE ADJUSTED PER INVOICE

                                   Exhibit H

                           On Line Investor Advantage
                           5252 North Edgewood Drive
                                Provo, Utah 84604




                                Base Rental Term

            Square        Price/          Annual       No.        Monthly
 Year      Footage       Sq Foot         Rental      Months      Rental
-------------------------------------------------------------------------------
  1         3,340         $20.12       $67,200.80      12        $5,600.07
                                        $8,064.10
         Letter of Credit Guaranty     $75,264.90   Cost of LC      $752.65

  2         3,340         $14.94       $49,882.92     12        $4,156.91
  3         3,340         $15.38       $51,379.41     12        $4,281.62
  4         3,340         $15.84       $52,920.79     12        $4,410.07
  5         3,340         $16.32       $54,508.41     12        $4,542.37

         Sub Totals       $21.51       $359,221.32    60        $5,987.02

                             Option Term

6           3,340         $16.81        $56,143.67    12        $4,678.64
7           3,340         $17.31        $57,827.98    12        $4,819.00
8           3,340         $17.83        $59,562.82    12        $4,963.57
9           3,340         $18.37        $61,349.70    12        $5,112.47
10          3,340         $18.92        $63,190.19    12        $5,265.85

Sub Totals                $17.85        $298,074.35   60        $4,967.91

TOTAL                     $19.78        $657,295.67   120       $5,477.46

                                   Exhibit I

This is an addition to the Lease Agreement entered into on May 25, 1999 between Online Investor Advantage. Inc. as the Lessee (the "Tenant"), and EsNet Properties. L.C. as the Lessor (the "Landlord"). The following items are hereby incorporated as part of the Lease Agreement, and to the extent that they modify or conflict with any provisions of the Lease Agreement, including all prior additions, these terms shall control. All other terms of the Lease Agreement, including all prior additions, not modified shall remain the same:

1. Tenant has the right to move within Riverwoods Research & Business Park at any time during the term of this lease, while still retaining all responsibilities, obligations, and liabilities of this Lease, under the following requirements:

(a)           Landlord has sole discretion and final approval of Tenant's move.
(b)           The space moved into must be owned by EsNet Properties, L.C.
(c) If the space moved into is to be new construction, the building must be built by Quantum Construction & Development, L.C.





                              LANDLORD:  Esnet Properties, L.C.



                                         BY  /s/ David W. Campbell
                                         ITS


                              TENANT:    Online Investors Advantage, Inc.
                                         BY  /s/ David McCoy
                                         ITS

                                    Exhibit J
                       (Online Investor Advantage, Inc.)

Lease Agreement between EsNet Properties, L.C. ("Landlord") and Online Investor Advantage, Inc. ("Tenant") dated the 25th day of May 1999.
                                                                   1

Letters of Credit:
------------------
In Lieu of Tenant paying Landlord regular monthly rental payments during the first 12 months of the Lease Term, Tenant shall upon execution of the Lease deposit with Landlord a letter of credit in the amount of $$75,264.90 Seventy Five Thousand, Two Hundred Sixty Four dollars and 90 cents and otherwise in a form and issued by a financial institution satisfactory to Landlord (the "Letter of Credit"). This letter of credit is the amount of rents from commencement and a prepayment of the rents for the balance of the first year, including 12% interest paid on the first year's rent. If Tenant fails to pay to Landlord the full amount due as rental consideration for the first 12 months of occupancy by April 15, 2000, Landlord may draw down the full amount of the existing letter of credit and hold cash as rental consideration pursuant to the provisions of the Lease. In the event that Landlord makes any draw upon a Letter of Credit, Tenant shall vacate the Premises within five (5) days of such draw pursuant to the provisions of the Lease. The term of the Letter of Credit shall be at least thirty (30) days longer than the April 15, 2000 due date.

In the event that the Tenant pays the amount due, without Landlord having to draw down the Letter of Credit, Tenant shall then deposit with Landlord a Security Deposit in an amount equal to two (2) months of the then current base rent amount.

LANDLORD: EsNet Properties, L.C.

BY   /s/ David W. Campbell
ITS

TENANT: Online Investors Advantage, Inc.
BY  /s/ David McCoy
ITS

                                AGENCY DISCLOSURE

     This is a legally binding document. If it is not understood, consult with legal counsel.

Names of Lessee(s):           Online Investors Advantage

Agent representing Lessee:    Justin Johnston

Name of Brokerage:            D&B Real Estate Inc.  (the "Company")

-------------------------------------------------------------------------------
Name of Lessor(s): EsNet Properties, L.C.

Agent representing Lessor:  Donald L. Blackwelder

     The Lessee and the Lessor are both presently using the services of the Company in a possible real estate transaction involving real property located at: 5252 N. Edgewood Dr., Provo, Utah 84604 (referred to below as the "Property").

     AS THE LESSEE AND THE LESSOR PROCEED WITH THIS TRANSACTION, IT IS IMPORTANT THAT THEY EACH UNDERSTAND THEIR PROFESSIONAL RELATIONSHIP WITH THE REAL ESTATE AGENTS(S) AND WITH THE COMPANIES. WHAT FOLLOWS IS A BRIEF BUT VERY IMPORTANT EXPLANATION OF THE NATURE OF AGENCY RELATIONSHIPS BETWEEN THE LESSOR, THE LESSEE, THE COMPANY AND THE REAL ESTATE AGENTS WORKING IN THIS TRANSACTION.

     1. Principal or Branch Broker. Every real estate agent must affiliate with a real estate broker. The broker is referred to as a Principal Broker or a Branch Broker (if the brokerage has a branch office). The broker is responsible for operation of the brokerage and for the professional conduct of all agents.

     2. Right of Agents to Represent Lessor and/or Lessee- An agent may represent through the brokerage, a Lessor who wants to Lease out property or a Lessee who wants to Lease property. On occasion, an agent will represent both Lessor and Lessee in the same transaction. When an agent represents a Lessor, the agent is a "Selles Agent"; when representing a Lessee, the agent is a "Buyers Agent"; and when representing both Lessor and Lessee, the agent is a "Limited Agent"

     3. Sellers Agent. A Seller's Agent works to assist the Lessor in locating a Lessee and in negotiating a transaction suitable to the Lessees specific needs. A Seller's Agent has fiduciary duties to the Lessor which include loyalty, full disclosure, confidentiality, diligence, obedience, reasonable care, and holding safe monies entrusted to the agent.

     4. Buyer's Agent A Buyers Agent works to assist the Lessee in locating and negotiating the acquisition of a property suitable to that Lessee's specific needs. A Buyees Agent has the same fiduciary duties to the Lessee that the Seller's Agent has to the Lessor.

     5. Limited Agent A Limited Agent represents both Lessor and Lessee in the same transaction and works to assist in negotiating a mutually acceptable transaction. A Limited Agent has fiduciary duties to both Lessor and Lessee. However, those duties are "limited" because the agent cannot provide to both parties undivided loyalty and full disclosure of all information known to the agent For this reason, a Limited Agent must remain neutral in the representation of a Lessor and Lessee, and may not disclose to either party information likely to weaken the bargaining position of the other, such as, the highest price the Lessee will pay or the lowest price the Lessor will accept A Limited Agent must, however, disclose to both parties material information known to the Limited Agency regarding a defect in the Property and/or the ability of each party to fulfill agreed upon obligations.

     6. In-House Lease. If the Lessee and the Lessor are both represented by one or more agents in the same brokerage, that transaction is commonly referred to as an "In-House Lease." Consequently, most In-House Leases involve limited agency because Lessor and Lessee are represented by the same brokerage.

     7. Conflicts with the In-House Lease. There are conflicts associated with an In-House Lease; for example, agents affiliated with the same brokerage discuss with each other the needs of their respective Lessees or Lessors. Such discussions could inadvertently compromise the confidentiality of discussions between agents and access to confidential client and transaction files.

     8. Authorization for Limited Agency. The Lessor and Lessee are advised that they are not required to accept a limited agency situation in the Company. However, it is the business practice of the Company to participate in In-House Leases. By signing this agreement, Lessee and Lessor consent to a limited agency within the Company as provided below:


___ A. One Agent. The Lw3.e and the Lessor consent to (Name of Agent); and the Principal/Branch Broker representing both the Lame and the Lessor as a Limited Agent as described above.

___ B. Two Agents. The Lessee and the Lessor consent to Donald L Blackwelde (Seller's Agent) continuing to represent the Lessor; and Justin Johnston
     (Buyer's Agent) continuing to represent the Lessee; and the Principal/Brunch Broker acting as a Limited Agent as described above.



 /s/                                    May 25, 1999
LESSEE: Online Investors Advantage      Date



 /s/                                    May 25, 1999
LESSOR: EsNet Properties                Date



The Company:  /s/
              Justin Johnston           May 25, 1999
              (Authorized Agent)


P.S. PAYMENTS FOR TAXES, INSURANCE, AND CAM FEES ARE ESTIMATES ONLY AND MAY BE ADJUSTED PER INVOICE